Exhibit 3.4                                     STATE OF NEW YORK
                                                DEPARTMENT OF NEW YORK
                                                Filed January 13, 1984

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                            New York Film Works, Inc.

               (Under Section 805 of the Business Corporation Law)

      The undersigned, Peter J. Miller and Gerald Cohen, being respectively the President and Secretary of New York Film Works, Inc., do hereby certify that:

      1. The name of the Corporation is New York Film Works, Inc.

      2. The name under which the Corporation was formed was New York Color Works, Inc.

      3. The Certificate of Incorporation of said Corporation was filed by the Department of State on November 5, 1980, and amendments to said Certificate were filed on December 14, 1981.

      4. (a) The Certificate of Incorporation is hereby amended to change the presently authorized 25,000,000 shares, par value $.01 per share, to 100,000,000 shares, par value $.01 per

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share. The presently 9,800,000 shares issued and outstanding will be changed into 52,000,000 shares at the rate of 5.3061224 shares for each share presently issued and outstanding. The presently 15,200,000 shares unissued will be changed into 48,000,000 shares.

            (b) To effectuate the foregoing, Article FOURTH of the Certificate of Incorporation, as previously amended, providing that the aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 common shares, par value $.01 per share, is hereby stricken in its entirety, and there is substituted therefor a new Article FOURTH as follows:

                  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, all of which shall be common shares, having a par value of $.01 per share."

      5. The foregoing amendment to the Certificate of Incorporation was authorized by at least a majority of the holders of all of the shares of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this Certificate on the 28th day of December, 1983, and we affirm the statements contained therein are true under penalty of perjury.


                                        /s/ Peter J. Miller
                                        -------------------------------
                                        Peter J. Miller, President


                                        /s/ Gerald Cohen
                                        -------------------------------
                                        Gerald Cohen, Secretary